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                                                                   Exhibit 10.18


                        EMPLOYMENT/CONSULTING AGREEMENT


                                       I


                                    PARTIES


1.1 PARTIES. This Employment/Consulting Agreement ("Agreement") is made this 30th day of June, 1998, effective July 1, 1998, by and between Frank Grimone ("Employee") and Central Reserve Life Insurance Company, and Central Reserve Life Corporation, Ohio corporations having their principal offices at 17800 Royalton Road, Strongsville, Ohio 44136-5197 (hereinafter, collectively "Company").


                                       II

                                    RECITALS


2.1 COMPANY. Central Reserve Life Insurance Company is the wholly-owned subsidiary of Central Reserve Life Corporation, a holding company organized under the laws of the State of Ohio.



2.2 EMPLOYEE. Employee is currently Senior Executive Vice President, Chief Financial Officer of Company, and will continue to serve as Chief Financial Officer at the pleasure of the Company through June 30, 1999, at which time Employee may resign from this office.
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2.3      PRIOR AGREEMENTS. Employee and Company are parties to prior employment agreements. It is the intention of the parties that all such prior employment agreements be cancelled and supplanted in their entirety by this Agreement.


                                      III

                             TERMS OF THE AGREEMENT


3.1 TERM AND COMPENSATION. Company agrees to continue the employment of Employee for a term of six (6) months, commencing July 1, 1998 and ending December 31, 1998, with primary responsibilities devoted to the financial affairs of Company. Commencing January 1, 1999 and continuing to December 31, 2000, Employee shall assume the duties of consultant regarding the financial affairs of Company.



         Employee shall devote no more than fifty percent (50%) of his time to his duties as a consultant to Company (e.g., no more than 970 hours per calendar year), at reasonable times and places to be mutually agreed upon. During the term from July 1, 1998 to December 31, 1998, Employee shall be paid a salary at the annual rate of $250,000, payable in accordance with Central's normal payroll practices.
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         Beginning January 1, 1999 and continuing to December 31, 2000, unless otherwise terminated according to the terms of this Agreement, in consideration for the performance of his duties as a financial consultant to Company, Employee shall be paid a consulting fee in the amount of $10,417 per month.


         During the term of this Agreement, Company shall reimburse Employee for all reasonable travel expenses in accordance with Company's usual reimbursement practices for Employee's expenses incurred in connection with the performance of his duties as an employee of Company from July 1, 1998 until December 31, 1998 and, thereafter, in connection with the performance of his duties as a consultant.


         Upon termination of his employment, Company shall reimburse Employee for the cost of continuing his health insurance for himself and for his spouse, Joan Grimone, pursuant to COBRA, for a period of eighteen (18) months; thereafter, Company shall reimburse Employee for the cost of a health insurance plan available to Eligible Individuals, as defined under the laws of the State of North Carolina, for himself and for his his spouse, Joan Grimone, until each is eligible for Medicare, at which time such reimbursement shall terminate.


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         During the term beginning July 1, 1998 and continuing until December
         31, 1998, Employee shall continue to receive his fringe benefits on the same basis as he was receiving them as of June 1, 1998, including an allowance for a leased automobile, plus insurance, maintenance and operational expenses through September 30, 1998.


         Beginning January 1, 1999 and continuing to the termination of this Agreement, unless set forth to the contrary elsewhere in this Agreement, all compensation in any form whatsoever shall terminate, including, but not limited to, any salary, reimbursement and fringe benefits, at which time Employee shall be entitled only to receive the consulting fee, reimbursement for reasonable travel (including full coach air fare) and lodging and car rental, and health insurance, plus his home office expenses for services as a consultant, to include phone, fax, and office supplies and reimbursement for appropriate continuing education seminars.


3.2 VACATION. During the employment term beginning January 1, 1998 to December 31, 1998, Employee is entitled to three (3) weeks' paid vacation. No vacation time prior to January 1, 1998 shall so cumulate.
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3.3      INSURANCE BENEFITS AS EMPLOYEE. During the employment term beginning
         July 1, 1998 to December 31, 1998, Company shall pay Employee the compensation set forth in Section 3.1 herein during any time that he shall suffer either partial or total disability (whether such disability be temporary or permanent), reduced only by the amounts which are paid to Employee under any insurance program purchased by Company or any affiliate. In addition, during Employee's term of employment (July 1, 1998 to December 31, 1998), Company shall furnish Employee, at no cost to him, group life insurance, AD&D, medical and hospital insurance benefits and directors and officers insurance no less than those covering Employee on June 1, 1998, unless mutually agreed upon, and Employee shall be entitled to such additional fringe benefits, if any, that are provided to an executive of his level in Company.



3.4 RETIREMENT BENEFITS. From January 1, 1998 to December 31, 1998, Employee may participate in Company's 401(k) under the same terms and conditions that apply to an executive of his level in Company. Company's pension plan and retirement plan fully paid by Company in effect on January 1, 1982 shall not be terminated or its benefits reduced below the
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EMPLOYMENT/CONSULTING AGREEMENT Page 6


         level in effect on December 31, 1997 as it applies to Employee; provided that after the contribution for the year ending December 31, 1997, Company shall have no further obligation to make contributions to such plan on behalf of Employee. Employee shall also be eligible for Company stock options just like any other similarly situated employee.



3.5 RELOCATION. Employee shall not be required to relocate his place of employment or his residence outside of Cuyahoga County, Ohio, but may relocate his residence from time to time within or without Cuyahoga County at his sole election (including the State of North Carolina).
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EMPLOYMENT/CONSULTING AGREEMENT
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                                       IV


                               GENERAL COVENANTS


4.1      GENERAL COVENANTS.


(a) TERMINATION BY EMPLOYEE. At no time within the term of this Agreement shall Employee terminate this contract or refuse to perform his reasonable and customary duties and responsibilities for Company, except upon a material breach of the terms hereof by Company. Upon termination by Employee because of such breach by Company, the rights of Employee and the obligations of Company shall be the same as those provided as to Employee and Company in Article V herein.


(b) TERMINATION BY COMPANY. At no time within the term of this Agreement shall Company terminate this Agreement. If, however, Company shall attempt for any reason whatsoever to terminate its employment of Employee and/or its agreement to engage his services as a consultant, then and in that event, Employee may deem this a material breach of the terms of this Agreement by Company, and the rights of the Employee and the obligations of Company shall be as set forth in Article V herein.


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EMPLOYMENT/CONSULTING AGREEMENT
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         Notwithstanding the provisions of this Section 4.1(b), this Agreement and Employee's employment or agreement to be a consultant hereunder, as the case may be, may be terminated by Company at any time without further compensation for significant just and sufficient cause. For purposes of this paragraph, "significant just and sufficient cause" shall mean any action or non-action involving a material breach of the terms and conditions of the Agreement by Employee, which cannot be promptly cured or rectified by Employee to Company's reasonable satisfaction, or gross or repeated insubordination or a major conflict or interference with Employer's best interests or business operations.



(c) ASSIGNABILITY. Neither party shall have the right to assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party. provided however that, upon the sale of all or substantially all of the assets, business and goodwill of Central to another corporation or entity, or upon the merger or consolidation of Company with another corporation or entity, this Agreement shall inure to the benefit of, and be binding upon, both Employee and the corporation or entity purchasing such assets, business and goodwill, or surviving such merger


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EMPLOYMENT/CONSULTING AGREEMENT
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or consolidation, as the case may be, in the same manner and to the same extent as though such other corporation or entity were the original party to this Agreement.


                                       V

                              TERMINATION PAYMENTS


5.1 TERMINATION OBLIGATIONS OF COMPANY. Where applicable, the termination payment obligations of Company shall be Discharged as follows:


         (a) Employee's annual salary shall become fixed for the unexpired remainder of the initial employment term of this Agreement, July 1, 1998 to December 31, 1998, and Employee's consulting fee shall become fixed for the unexpired remainder of the term of consulting (January 1, 1999 to December 31, 2000);


         (b) Such annual salary and/or consulting fee owing for the unexpired employment or consulting term, as the case may be, shall then be paid to Employee in one lump sum within thirty
                  (30) days of the effective date of his termination;
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EMPLOYMENT/CONSULTING AGREEMENT
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         (c)      Upon termination of employment or consulting services, the reimbursement for health insurance to which Employee is entitled at no cost to Employee under the terms and conditions of Section 3.1 herein shall be continued by Company.


         Notwithstanding the provisions of this Section 5.1(b) or any other provision of this Agreement, Employee's employment or consulting services, as the case may be, may be terminated by Company at any time without further compensation for significant just and sufficient cause. For purposes of this paragraph, "significant just and sufficient cause" shall mean any action or non-action involving a material breach of the terms and conditions of this Agreement, which cannot be promptly cured or rectified by Employee to Company's reasonable satisfaction, or gross or repeated insubordination or a major conflict or interference with Employer's best interests or business operations.
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                                       VI


MISCELLANEOUS


6.1 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto in relation to the subject matter hereof, and no other representations, warranties, covenants, understandings or agreements, oral or otherwise, exist in relation thereto between the parties.


6.2 NO THIRD-PARTY BENEFICIARIES. This Agreement is intended solely for the benefit of Company and Employee and confers no right or benefit upon any other person, including stockholders of Company and other officers and directors of Company.


6.3 SEPARABILITY. Each provision of this Agreement is separable from each other provision, and if any provision shall be found invalid for any reason, the remaining provisions shall continue in full force and effect.


6.4 SECTION HEADINGS. The article and section headings herein are intended only as aids to the location of subject matter, and are neither a part of the substance of the Agreement nor a guide to construction.


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EMPLOYMENT/CONSULTING AGREEMENT
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6.5      INDEPENDENT CONTRACTOR. Employee's employment shall terminate as of
         December 31, 1998, at which time, pursuant to the terms of this Agreement, he will be engaged as an independent contractor to perform financial consulting services to Company as provided herein.


6.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original, and all such counterparts together shall constitute one and the same instrument.



IN WITNESS WHEREOF, the parties have signed this Agreement on the day and year first above written, effective July 1, 1998.

EMPLOYEE:                               COMPANY:

                                        CENTRAL RESERVE LIFE INSURANCE
                                        COMPANY


/s/Frank Grimone                        By: /s/
-------------------------------            -------------------------------------
Frank Grimone
                                        Its: /s/
                                            ------------------------------------


                                        CENTRAL RESERVE LIFE CORPORATION


                                        By: /s/
                                           -------------------------------------

                                        Its: /s/
                                            ------------------------------------